EXHIBIT (21)

                     SUBSIDIARIES OF LACROSSE FOOTWEAR, INC.
                              as of December 31, 2002


        Name           Jurisdiction of Incorporation         Percent Ownership
        ----           -----------------------------         -----------------
                                                                  Direct
                                                                  ------

    Danner, Inc.                 Wisconsin                         100%